UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

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|---|---|
| Written Agreement by and between<br><br>TAMALPAIS BANCORP<br>San Rafael, California<br><br>and<br><br>FEDERAL RESERVE BANK OF<br>SAN FRANCISCO<br>San Francisco, California | Docket No. 09-200-WA/RB-HC |

WHEREAS, Tamalpais Bancorp, San Rafael, California ("Bancorp"), a registered bank holding company, owns and controls Tamalpais Bank, San Rafael, California (the "Bank"), a state nonmember bank, and various nonbank subsidiaries;

WHEREAS, it is the common goal of Bancorp and the Federal Reserve Bank of San Francisco (the "Reserve Bank") to maintain the financial soundness of Bancorp so that Bancorp may serve as a source of strength to the Bank;

WHEREAS, Bancorp and the Reserve Bank have mutually agreed to enter into this Written Agreement (the "Agreement"); and

WHEREAS, on January 13, 2010, the board of directors of Bancorp, at a duly constituted meeting, adopted a resolution authorizing and directing Mark Garwood to enter into this Agreement on behalf of Bancorp, and consenting to compliance with each and

every provision of this Agreement by Bancorp and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the "FDI Act") (12 U.S.C. §§ 1813(u) and 1818(b)(3)).

NOW, THEREFORE, Bancorp and the Reserve Bank agree as follows:

**Dividends and Distributions**

1. (a) Bancorp shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation (the "Director") of the Board of Governors of the Federal Reserve System (the "Board of Governors").

(b) Bancorp shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(c) Bancorp and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

(d) All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on Bancorp's capital, earnings, and cash flow; the Bank's capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, Bancorp must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors' Policy Statement

on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).

**Debt and Stock Redemption**

2. (a) Bancorp and the nonbank subsidiaries shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b) Bancorp shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

**Capital Plan**

3. Within 60 days of this Agreement, Bancorp shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at Bancorp on a consolidated basis, and at the Bank, as a separate legal entity on a stand-alone basis. The plan shall, at a minimum, address, consider, and include:

(a) The consolidated organization's and the Bank's current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Bank by the Bank's federal regulator;

(b) the adequacy of the Bank's capital, taking into account the volume of classified credits, concentrations of credit, ALLL, current and projected asset growth, and projected retained earnings;

(c) the source and timing of additional funds necessary to fulfill the consolidated organization's and the Bank's future capital requirements;

(d) supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal or state regulator; and

(e) the requirements of section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)) that Bancorp serve as a source of strength to the Bank.

4. Bancorp shall notify the Reserve Bank, in writing, no more than 30 days after the end of any quarter in which the consolidated organization's or the Bank's capital ratio (total risk-based, Tier 1, or leverage) falls below the plan's minimums. Together with the notification, Bancorp shall submit an acceptable capital plan that details the steps Bancorp will take to increase the consolidated organization's or the Bank's capital ratios to or above the plan's minimums.

**Cash Flow Projections**

5. Within 60 days of this Agreement, Bancorp shall submit to the Reserve Bank a written statement of its planned sources and uses of cash for debt service, operating expenses, and other purposes ("Cash Flow Projection") for 2010. Bancorp shall submit to the Reserve Bank a Cash Flow Projection for each calendar year subsequent to 2010 at least one month prior to the beginning of that calendar year.

**Compliance with Laws and Regulations**

6. (a) In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, Bancorp shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors. (12 C.F.R. §§ 225.71 *et seq.*).

(b) Bancorp shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation's regulations (12 C.F.R. Part 359).

**Progress Reports**

7. Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders' equity.

**Communications**

8. All communications regarding this Agreement shall be sent to:

(a) Mr. Kevin Zerbe
Vice President
Banking Supervision & Regulation
Federal Reserve Bank of San Francisco
101 Market Street, Mail Stop 945
San Francisco, California 94105

(b) Mr. Mark Garwood
President and CEO
Tamalpais Bancorp
630 Las Gallinas Avenue
San Rafael, California 94903

**Miscellaneous**

9. Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to Bancorp to comply with any provision of this Agreement.

10 .The provisions of this Agreement shall be binding upon Bancorp and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

11. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

12. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting Bancorp, the Bank, any nonbank subsidiary of Bancorp, or any of their current or former institution-affiliated parties and their successors and assigns.

13. Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 19th day of January, 2010.

TAMALPAIS BANCORP

By: [signature]
MARK GARWOOD
PRESIDENT / CEO

FEDERAL RESERVE BANK OF SAN FRANCISCO

By: [signature]
Kevin Zerbe
Vice President

# SECRETARY'S CERTIFICATE

I, Kristina Veaco, do herby certify that I am the duly elected and Corporate Secretary of Tamalpais Bancorp and that the following is a true and correct copy of resolutions adopted by the Board of Directors at a special meeting held on the 13th day of January, 2010:

**RESOLVED,** that the Board of Directors of Tamalpais Bancorp (the "Company") hereby authorizes and directs Mark Garwood, Chief Executive Officer of the Company, acting on behalf of the Company to enter into the Written Agreement (the "agreement") by and between the Federal Reserve Bank of San Francisco and the Company, the form of which is attached herto as Exhibit A: and

**RESOLVED,** that Board of Directors of the Company hereby consents to compliance by the Company and its institution-affiliated parties, as such term is defined in sections 3 (u)

and

8(b)(3) of the Federal Deposit Insurance Act, as amended, with each and every provision of the Agreement.

The foregoing resolutions are presently in full force and effect and have not been revoked, modified or rescinded as of the date hereof.

**IN WITNESS WHEREOF,** I have subscribed my name and affixed the seal of this Corporation this 13th day of January, 2010.

Kristina Veaco
Corporate Secretary